EXHIBIT 23.2

             Consent of Berenfield, Spritzer, Shechter & Sheer CPA.

                   Berenfield, Spritzer, Shechter & Sheer, CPA

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Flagstick Ventures, Inc., of our report dated May 17, 2002 (which report contains an explanatory paragraph relating to the ability of Flagstick Ventures, Inc. to continue as a going concern) relating to the financial statements of Flagstick Ventures, Inc. as of March 31, 2002 and for the year then ended. We also hereby consent to the use in this Prospectus of our report dated May 17, 2002 relating of the statements of operations, proprietor's capital, and cash flows of Jeff A Jones d/b/a/ A and Z Golf (Flagstick Ventures, Inc.'s predecessor) for the twelve months ended March 31, 2001. We also consent to the references to us under the heading "Expert" in the Prospectus.


/s/ Berenfeld, Spritzer, Shechter & Sheer

BERENFELD, SPRITZER, SHECHTER & SHEER

Miami, Florida
June 20, 2002

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